CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation in this Registration Statement of In-House
Rehab Corporation on Form S-8 of our report dated October 28, 1997, on our audits of the consolidated financial statements of In-House Rehab Corporation as of May 31, 1997 and 1996 and for the years then ended appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1997.


/s/ Strothman & Company PSC
STROTHMAN & COMPANY PSC

Louisville, Kentucky
May 18, 1998